UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 25, 2006
GOLDEN STAR RESOURCES LTD.
(Exact name of registrant as specified in its charter)

CANADA	1-12284	98-0101955
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

10901 West Toller Drive
Suite 300
Littleton, Colorado		80127-6312
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (303) 830-9000
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     The information set forth under Item 5.02 of this Current Report on Form 8-K regarding the employment agreement between Golden Star Resources Ltd. (the “Company”) and Colin Belshaw is incorporated herein by reference.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(c) Effective September 25, 2006, Colin Belshaw, age 52, was appointed Vice President Operations of the Company. Mr. Belshaw joined the Company in June 2006 and served as the General Manager of the Bogoso/Prestea mine until this appointment. Mr. Belshaw previously served Kinross Gold USA Inc., a subsidiary of Kinross Gold Corporation, as the Group Consulting Mining Engineer from November 2005 to June 2006. Mr. Belshaw also served Omolon Gold Mining Company, a subsidiary of Kinross Gold Corporation, as Director General Far East Operations from February 2004 to October 2005. Prior to joining Omolon Gold Mining Company, Mr. Belshaw served as Consulting Mining Engineer for Getchell Gold Corporation, a subsidiary of Placer Dome America, from August 2002 to January 2004. Mr. Belshaw also served as the Director of Operations of Navan Mining plc from November 1999 to April 2002.
     The Company entered into an employment agreement with Mr. Belshaw on June 17, 2006. The material terms include: (1) employment for a one year term with automatic renewal for successive one-year periods; (2) a base salary of $250,000 per annum; (3) severance payments upon a termination of employment without cause in an amount equal to the sum of (a) Mr. Belshaw’s base salary, (b) the average of the target bonus for Mr. Belshaw for the current calendar year and the bonus paid to Mr. Belshaw for the previous year, (c) the amount of Company contributions contributed to Mr. Belshaw’s 401K plan for the most recent plan year, and (d) the amount paid by the Company for welfare benefits on behalf of Mr. Belshaw for the most recent plan year; and (4) a lump sum payment in the event of a “termination upon a change in control” in an amount equal to a portion of Mr. Belshaw’s target bonus for the current year and two times the sum of (a) Mr. Belshaw’s base salary, (b) the average of the target bonus for Mr. Belshaw for the current calendar year and the bonus paid to Mr. Belshaw for the previous year, (c) the amount of Company contributions contributed to Mr. Belshaw’s 401K plan for the most recent plan year, and (d) the amount paid by the Company for welfare benefits on behalf of Mr. Belshaw for the most recent plan year. Mr. Belshaw is also entitled to participate in the Company’s Executive Management Performance Bonus Plan and Amended and Restated Stock Option Plan.
     On September 25, 2006, Mr. Belshaw was granted 49,000 options pursuant to the Amended and Restated Stock Option Plan of which 25% vested immediately and the remaining 75% will vest in three equal 25% installments on the first three anniversary dates of the grant.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: September 28, 2006

Golden Star Resources Ltd.
By:	/s/ Peter Bradford
Peter Bradford
President and Chief Executive Officer